Exhibit 99.1

Ocean Power Technologies Awarded Patent for System and Method for Vehicle Charging

MONROE TOWNSHIP, NJ, June 26, 2025 – Ocean Power Technologies, Inc. (OPT or the “Company”) (NYSE American: OPTT), a leader in innovative and sustainable marine energy and data solutions, today announced that the United States Patent and Trademark Office (USPTO) has issued a Notice of Allowance for its U.S. patent application titled “System and Method for Vehicle Charging.”

The newly allowed patent (Application No. 18/936,528) protects OPT’s breakthrough system for an autonomous, floating marine charging solution. Designed to address the increasing demand for clean maritime operations, the invention enables electric vessels—including uncrewed surface vehicles—to safely locate, dock with, and recharge from a floating energy platform while at sea.

David Goldstein, VP of Technology and Innovation at OPT, commented:

“This patent is a direct reflection of the innovation culture at Ocean Power Technologies. By enabling offshore electric charging without reliance on port infrastructure, we’re solving a real-world bottleneck to persistent, autonomous maritime operations. This technology will be a cornerstone of how our WAM-V®s operate in extended missions when paired with our PowerBuoy®.”

This innovation is core to OPT’s vision of scalable, intelligent offshore infrastructure. The floating charging station will integrate seamlessly with the PowerBuoy® platform, allowing it to serve as both a power generation node and a recharging hub. When combined, these systems will enable WAM-V® autonomous surface vehicles to conduct long-duration missions with minimized downtime and no need for shore return.

The patent covers multiple key features, including:

■	Signal-emitting guidance systems for dynamic maritime docking.
■	Flexible and secure mooring structures to stabilize vessels during energy transfer.
■	Wired and wireless energy delivery mechanisms; and
■	Options for wave-powered self-sustaining energy generation.

Philipp Stratmann, President and CEO of OPT, added:

“This patent exemplifies the kind of transformative thinking that allows us to lead in offshore autonomy. By enabling persistent power-at-sea, we’re not only increasing the endurance of our WAM-V®s but also expanding what’s possible for our defense, commercial, and scientific customers. This is another strong step in building a truly intelligent and resilient ocean infrastructure.”

With this patent, OPT strengthens its IP portfolio and expands its capacity to support clients operating in remote or infrastructure-limited marine environments. The solution provides a foundational capability for extending the range and autonomy of uncrewed maritime systems.

ABOUT OCEAN POWER TECHNOLOGIES

OPT provides intelligent maritime solutions and services that enable safer, cleaner, and more productive ocean operations for the defense and security, oil and gas, science and research, and offshore wind markets, including Merrows™, which provides AI-capable seamless integration of Maritime Domain Awareness Systems across platforms. Our PowerBuoy® platforms provide clean and reliable electric power and real-time data communications for remote maritime and subsea applications. We also provide WAM-V® unmanned surface vehicles (USV’s) and marine robotics services. The Company’s headquarters is located in Monroe Township, New Jersey and has an additional office in Richmond, California. To learn more, visit www.OceanPowerTechnologies.com.

FORWARD-LOOKING STATEMENTS

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties, including the potential continuing success new patent described herein, the conversion of potential customers to contracts and the realization of the potential revenue thereunder. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Contact Information

Investors: 203-561-6945 or investorrelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com